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Exhibit 21.1
                                                                           Jurisdiction
Subsidiary Name                                          Ownership        of Incorporation
Exide Canada, Inc.                                        100.00%           Canada
         8301 Keele Street
         Maple, Ontario
         Canada L6A1T2

General Battery Corporation                               100.00%           Delaware
         645 Penn St.
         Reading, PA  19601

Sociedad Espanola del Acumulador Tudor S.A.                95.77            Spain
         Condessa de Venadito 1
         28027 Madrid
         Spain

Gaztambide, S.A.                                          100.0%            Spain
         Condesa de Venadito, 1
         28027 Madrid, Spain

Terrenos y Construcciones, S.A.                           100.0%            Spain
         Condesa de Venadito, 1
         28027 Madrid, Spain

Sociedade Portuguesa do Acumulador Tudor, S.A. (SPAT)      84.0%            Portugal
         Rua Actor Tasso, 1
         1050 Lisbon, Portugal

Exide Verwaltungsgesellschaft                             100.0%            Germany
         Coesterweg, 45
         D-59494 Soest, Germany

Hagen, AG                                                  98.50%           Germany
         Coesterweg, 45
         D-59494 Soest, Germany

Exide Automotive, GmbH                                    100.00%           Germany
         Miramstrasse 74
         34123 Kassel, Germany

Exide Batteriewerke GmbH                                  100.00%           Austria
         Puntigamerstrasse 127
         8055 Graz, Austria

Mercolec Tudor, BV                                        100.00%           Netherlands
         Amsteldjik 166
         1079 LH Amsterdam, Netherlands

Tudor Hellenic S.A.                                       100.00%           Greece
         3 Plastria St.
         GR 144-52 Metamorfosi, Greece

Tudor India                                                51.00%           India
         147 Jolly Maker Chambers 2 - 14th Fl.
         Nariman Point - Bombay 400021, India

Exide Holding Europe SA                                   100.00%           France
         5 a 7 allee des pierres Mayettes
         92636 Gennevilliers, France

Compagnie Europeene d'Accumulateurs                       100.00%           France
         5 a 7 allee des pierres Mayettes
         92636 Gennevilliers, France

TS Batteries                                              100.00%           France
         5 a 7 allee des pierres Mayettes
         92636 Gennevilliers, France

Batterie Hagen SA                                         100.00%           France
         5 a 7 allee des pierres Mayettes
         92636 Gennevilliers, France

Exide Automotive BV                                       100.00%           Belgium
         93 rue de Florival
         1390 Archennes, Belgium

CMP Batterijen NV                                         100.00%           Belgium
         93 rue de Florival
         1390 Archennes, Belgium

Hagen Batterijen BV                                       100.00%           Netherlands
         Zoonebaan 6
         3606 CA Maarsen, Netherlands

CMP Batterijen BV                                         100.00%           Netherlands
         Postus 162 Produktiestraat 25
         3130 AD Vlaardingen, Netherlands

ATSA Batterijen BV                                        100.00%           Netherlands
         Energieweg 105 Postbus 26
         3640 AA Mijdrecht, Netherlands

Exide Automotive BV                                       100.00%           Netherlands
         Energieweg 105
         3641 RT Mijdrecht, Netherlands

Industria Composizione Stampate (ICS)                     100.00%           Italy
         Via bergamo, 1
         Canonica d'Adda Bergamo  28040, Italy

Societa Industrial Accumulatori Srl (SINAC)               100.00%           Italy
         Via Dante Allghieri 100/106
         Romano Di Lombardia, Italy

Compagnie Generale Accumulatori Spa                       100.00%           Italy
         Via Benevento 40
         80013 Casalnuove Di Napoli, Itlay

TS Batterie Srl                                           100.00%           Italy
         Via Monzese 76
         Segrate, Itlay

Accumulatorenfabrik Sonnencsein GmbH                       99.90%           Germany
         Thiergarten
         63654 Budingen

Sonnenschein Lithium GmbH                                  49.95%           Germany
         Industriestrasse 22
         63654   Budingen

CENTRA Spolka Akcyjna (CENTRA)                             96.05%           Poland
         Gdynska 31/33
         61-0166 Pozen, Poland

INCI CEAC Aku Sanayi; Anomi Sirketi                        50.00%           Turkey
         Organize Sanayi Bolgesi
         45030 Maines, Turkey

Fulmen Iberica                                             96.12%           Spain
         Poligono Industrial El Pla
         C/Miguel Torello Pages, 11-13
         06750 Molin de rel, Spain

Tudor AB                                                  100.00%           Sweden
         8-44041

Exide Sonnak A/S                                          100.00%           Norway
         Molovelen 25
         N-3191 Horten, Norway

Exide Oy                                                  100.00%           Finland
         Sahkotie, 8
         8F-01510 Vantaa, Finland

CMP Batteries Ltd                                         100.00%           England
         PO Box 1 Salford Road Over Hulton
         Bolton BL5 1DD

TS Batteries Limited                                      100.00%           England
         PO Box 1 Salford Road Over Hulton
         Bolton BL5 1DD

Euro Exide Corporation Limited                             81.50%           United Kingdom
         PO Box 1 Salford Road Over Hulton
         Bolton BL5 1DD

Exide Batteries Limited                                    81.50%           United Kingdom
         Caldicot Way, Cwmbran
         Gwent, Wales

BIG Batteries Limited                                      81.50%           United Kingdom
         Caldicot Way, Cwmbran
         Gwent Wales

BIG France SARL                                            81.50%           France
         6/10 rue Olaf Palme, Emerainville
         Pariest,  77312
         Marne la Vallee, France

Exide (Holdings) Limited                                   81.50%           United Kingdom
         Chequers Lane
         Dagenham, Essex  RM9 6PX

Exide (Dagenham) Limited                                   81.50%           United Kingdom
         Chequers Lane
         Dagenham, Essex RM9 6PX

Exide Batterrier AB                                        81.50%           Sweden
         Box 458
         651 10 Karistad, Stockholm, Sweden

DETA, USA Inc.                                            100.00%           Delaware
         802 West St. Suite 209
         Wilmington, DE  19801

I.C.C.S. Batterie Vertrieb GmbH                           100.00%           Germany
         Miramstrasse 74
         34123 Kassell, Germany

Refined Metals                                            100.00%           Delaware
         257 W. Mallary St.
         Memphis, TN  38109

DETA Akkumulatorenwerk GmbH                               100.00%           Germany
         Postfach 11 64
         D. 37421 Bad Lautergerg, Germany

Middland Batteries                                        100.00%           United Kingdom
         PO Box 1 Salford Road Over Hulton
         Bolton, BL 1 DD

National Batteries LTD                                      75.0%           United Kingdom
         6/7 Parkway Estate
         Longbridge Road
         Trafford Paark
         Manchester MI  M17 1SN

FRIWO Siberkraft GmbH                                     100.00%           Germany
         Postfach 11 64
         D. 37421 Bad Lauterberg, Germany
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